POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Rashida La Lance, Heidi Miller, and Nicole Fritz, signing singly, the undersigned's ture and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings
with the SEC of reports required by Section 16(a) of the Securities Exchange
Act
of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity
as an officer of The Kraft Heinz Company (the "Company"), Forms 3, 4, and 5
(each
a "Form" and, collectively, the "Forms") in accordance with Section 16(a) of the
Exchange Act and rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned that may
be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such Form with the
SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing
that, in the opinion of such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in0fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power
and
authority to do and perform any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any of the rights and powers
herein granted as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or subsitutes, shall lawfully do or cause to be
done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming any of the undersigned's responsibility to comply with
Section 16
of the Exchange Act.
This Power of Attorney revokes all prior Powers of Attorney relating to reporting
under Section 16and shall remian in full force and effect until the undersigned is
no longer required to file Forms with respect to the undersigned's holdings of and
transaction in securities issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to the Company's Corporate
Secretary or
Assistant Corporate Secretary.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed
as of this
24th day of January 2022.

/s/ Kathy Krenger
Name: Kathy Krenger